MANAGEMENT RIGHTS DEED OF AGREEMENT

THIS MANAGEMENT RIGHTS DEED OF AGREEMENT (this "Deed") is made as of October 16, 2009 by and among:

(1) AMARIN CORPORATION PLC, a company incorporated under the laws of England and Wales (the "Company"); and

(2) The other persons and entities party hereto (each a "Purchaser," and collectively the "Purchasers").

RECITAL:

(A) The Company and the other persons and entities listed on the signature pages to this Deed are parties to a Securities Purchase Agreement dated as of October 12, 2009 (as amended and in effect from time to time, the "Purchase Agreement").

(B) The Purchasers have purchased from the Company the number of the Company's Ordinary Shares (the "Ordinary Shares"), each Ordinary Share represented by one American Depositary Share (each an "ADS"), and the number of warrants to purchase Ordinary Shares represented by ADSs (the "Warrants") in each case as set forth opposite such Purchaser's name on Exhibit A to the Purchase Agreement.

(C) The Purchasers and the Company wish to enter into this Deed to set forth their understanding and agreement with regard to the election and appointment of directors to the Board of Directors of the Company (the "Board").

(D)  In consideration of the mutual promises and covenants herein contained, and
     other  consideration,   the  receipt  and  adequacy  of  which  are  hereby
     acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 Capitalized terms used but not otherwise defined herein shall have the definitions ascribed to them in the Purchase Agreement.

"Abingworth" means Abingworth LLP and its Affiliates, including, without limitation, Abingworth Bioventures V LP, Abingworth Bioventures V Co-Invest Growth Equity Fund LP, and Abingworth Bioequities Master Fund Limited;

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing). Without limiting the foregoing, in the case of Abingworth, "Affiliate" shall include Abingworth's managed accounts;

"Designated   Director"  shall  mean  in  respect  of  each  Lead  Investor  and
Abingworth, each person whom such Purchaser has designated for nomination or appointment to the Board pursuant to this Deed;

"Investor" means each Purchaser together with and on behalf of its Affiliates from time to time holding or controlling Voting Securities;

"Lead Investors" means the Lead Investors other than Longitude Venture Partners L.P. and its Affiliates;

"Person" means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise); and

"Voting Securities" means with respect to each Investor, the ADSs and Ordinary Shares (including ADSs and Ordinary Shares issued upon the exercise of Warrants) at the time held of record by such Investor or as to which it has voting control.

2.   NOMINATION AND ELECTION OF DIRECTORS

2.1 For so long as a Lead Investor, together with its Affiliates owning or controlling Voting Securities, beneficially owns the number of Ordinary Shares equal to at least fifty percent (50%) of the number of Ordinary
     Shares it purchased at Closing, determined severally as to each Lead Investor, the Company will procure that the Board nominates for election to the Board in accordance with Article 110 of the Company's Articles of Association (as amended from time to time) each Designated Director specified by such Lead Director.

2.2 For so long as the Lead Investors, together with their Affiliates owning or controlling Voting Securities, beneficially own in the aggregate, at least twenty-five percent (25%) of the then issued and outstanding Ordinary Shares of the Company, determined collectively as to the Lead Investors as a group, the Company will procure that the Board nominates for election to the Board in accordance with Article 110 of the Company's Articles of Association (as amended from time to time) two Designated Directors (both of whom will be independent) specified by the Lead Investors. The identity of said two Designated Directors shall be determined in accordance with procedures agreed among the Lead Investors.

2.3 For so long as Abingworth, together with its Affiliates owning or controlling Voting Securities, beneficially owns the number of Ordinary Shares equal to at least five percent (5%) of the then issued and outstanding Ordinary Shares of the Company, the Company will procure that the Board nominates for election to the Board in accordance with Article 110 of the Company's Articles of Association (as amended from time to time) a Designated Director specified by Abingworth.

2.4 Each Investor, severally and not jointly, and solely with respect to its Voting Securities, agrees that:

     (a) at any meeting (whether general, extraordinary, annual or special and whether or not an adjourned or postponed meeting) of the holders of Ordinary Shares, however called, or in connection with any written consent of the holders of Ordinary Shares, such Investor shall vote (or cause to be voted) all of its Voting Securities in favor of the election to the Board of each of the Designated Directors nominated by the Lead Investors and Abingworth pursuant to this Section 2; and

     (b) such Investor shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or would violate its obligations hereunder.

3.   DESIGNATION OF DIRECTORS

3.1  On the Closing Date, the Designated Directors shall be as follows:

          (i) Carl L. Gordon shall be the Designated Director of the Orbimed Purchasers as shown on the signature page of this Deed;

          (ii) James I. Healy shall be the Designated Director of the Sofinnova Purchaser as shown on the signature page of this Deed;

          (iii) Manus Rogan shall be the Designated Director of the Fountain Purchaser as shown on the signature page of this Deed; and

          (iv)  Joseph  Anderson  shall  be  the  Designated   Director  of  the
                Abingworth Purchasers as shown on the signature page of this Deed.

3.2 The parties acknowledge that although the Lead Investors have not yet specified Designated Directors in accordance with Section 2.2 of this Deed, the Lead Investors reserve the right to designate such persons at any time after the date hereof.

3.3 From time to time during the term of this Deed, each Investor who is entitled to specify a Designated Director pursuant to this Deed may, in its sole discretion:

     (a) notify the Company and the other Investors in writing of its intention to remove from the Board any of its Designated Directors; or

     (b) notify the Company and the other Investors in writing of its intention to designate a new Designated Director (whether to replace a prior Designated Director or to fill a vacancy left by its prior Designated Director).

3.4 In the event of such an initiation of a removal or selection of a Designated Director under this Section 3, each other Investor shall vote its Voting Securities and/or cause its Designated Directors, if any, to exercise his or her voting rights as a director in accordance with Article 111 of the Company's Articles of Association (as amended from time to time) as may be necessary to cause: (a) the removal from the Board of the Designated Director so specified for removal; and (b) the election to the Board of any such new Designated Director.

4.   NO LIABILITY FOR ELECTION OF DESIGNATED DIRECTOR

None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party or its Affiliates makes any representation or warranty as to the fitness or competence of any Designated Director by virtue of such party's execution of this Deed, such party's nomination or designation of a Designated Director hereunder, or such party's vote for any Designated Director pursuant to this Deed.

5.   PROXY

To secure the obligations of the Investors to vote their Voting Securities in accordance with the provisions of this Deed, each Investor (each, a "Proxy Grantor") hereby grants a power of attorney to each other Investor entitled hereunder to nominate or designate a Designated Director (each, a "Proxy Grantee") as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Proxy Grantor's Voting Securities to give effect to the director nomination, removal and designation rights of the Proxy Grantee hereunder, but only to the extent provided herein. Each Proxy Grantee may exercise the irrevocable proxy granted to it hereunder, in its sole discretion, at any time the Proxy Grantor fails to honor its obligations under Sections 2 or 3 hereof in respect of persons nominated or designated by such Proxy Grantee. The proxies and powers granted pursuant to this Section 5 are coupled with an interest and are given to secure the performance of each of the obligations of the Investors hereunder. Such proxies and powers shall be irrevocable with respect to each Proxy Grantee for so long as such Proxy Grantee is entitled hereunder to nominate or designate a Designated Director and shall survive the death, incompetency, disability, bankruptcy or dissolution of any Investor or any of its Affiliates.

6.   INDEMNIFICATION AGREEMENTS

For so long as any Investor shall have the right to nominate or designate a Designated Director, the Company shall have entered into and will keep in effect an indemnification agreement with each such person who becomes a director, in form and substance mutually satisfactory to the Company, Abingworth and the Lead Investors.

7.   COMPLIANCE WITH DEED AND ARTICLES

7.1 Each of the parties undertakes to each of the other parties that it will (so far as it is lawfully able) use the powers vested in it from time to time as director, officer, employee and shareholder (as the case may be) to procure that the Company complies with its Articles of Association and this Deed.

7.2 Each of the parties will procure (so far as it is lawfully able) that the Articles of Association of the Company shall not be amended so as to frustrate the purposes of the Deed.

7.3 Each of the parties undertakes to each of the other parties that it will comply with the obligations imposed on it by the Articles of Association.

8.     TERMINATION

This Deed shall terminate only upon the unanimous written consent of the Investors who at the time have the right to nominate or designate members of the Board as provided herein.

9.     ADDITIONAL SECURITIES

For the avoidance of doubt, in the event that, subsequent to the date of this Deed, any voting shares or other voting securities are issued on, or in exchange for, any of ADSs or Ordinary Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, the additional Ordinary Shares, ADSs and other such shares or securities so issued shall be deemed to be Voting Securities for purposes of this Deed.

10.    MISCELLANEOUS

10.1 Successors and Assigns. The provisions of this Deed shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto, provided that this Agreement may not be assigned by any party hereto except to its Affiliates owning or controlling Voting Securities and this Deed shall not be binding on Persons to whom a Purchaser transfers Voting Securities unless such transferee is an Affiliate of the transferring Purchaser. Each Purchaser (i) agrees to cause its Affiliates from time to time holding or controlling Voting Securities to comply with the provisions hereof binding on such Purchaser and its Affiliates and (ii) shall be liable to the other Investors for any breach of this Deed by its Affiliates.

10.2 Governing Law. This Deed and any non contractual obligations arising out of it shall be governed by the laws of England and Wales, and the parties submit to the exclusive jurisdiction of the English courts for the purpose of hearing and determining any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any contractual or non-contractual obligation arising out of or in connection with this
       Deed) and for the purpose of enforcement of any judgment against their respective assets.

10.3 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Deed.

10.4 Entire Agreement. This Deed and the Purchase Agreement (and the exhibits thereto) constitute the full and entire understanding and agreement among the parties with regard to the subject hereof.

10.5 Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Deed by any party, that this Deed shall be specifically enforceable, and that any breach or threatened breach of this Deed shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.6 Amendment; Waiver. Neither this Deed nor any term hereof may be amended or waived other than by the unanimous consent of the Investors who at the time have the right to nominate or designate Members of the Board as provided herein; provided, however, that (i) any Investor may unilaterally waive its rights (but not its obligations) hereunder but only by a written instrument signed by such Investor, and any such waiver shall be binding only upon such Investor and (ii) no such amendment or waiver shall increase the obligations of the Company or any Investor who does not have the right to nominate or appoint a Designated Director as provided herein without the Company's such Investor's prior written consent, as the case may be.

10.7 Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Deed, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10.8 Severability. If any provision of this Deed becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Deed, and such court will replace such illegal, void or unenforceable provision of this Deed with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Deed shall be enforceable in accordance with its terms.

10.9 Counterparts. This Deed may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

10.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Deed shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Deed or any waiver on such party's part of any provisions or conditions of the Deed must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Deed by law, or otherwise afforded to any party, shall be cumulative and not alternative.

10.11 Independent Nature of Investors' Obligations and Rights. Nothing contained in this Deed or in the Purchase Agreement, and no action taken by any party hereto pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Deed and the Purchase Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Deed or out of the Purchase Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Deed and the Purchase Agreement.


This Deed has been entered into and delivered as a deed on the date stated at the beginning of this Deed.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Management Rights Deed of Agreement as a deed as of the date first above written.

The Company
Executed as a deed by
AMARIN CORPORATION PLC

By:
    ---------------------------
Name:
Title:

The Orbimed Purchasers
Executed as a deed by
CADUCEUS PRIVATE INVESTMENTS III, LP

By: OrbiMed Capital GP III LLC
Its:  General Partner

By:
    ---------------------------
Name: Carl L. Gordon
Title: General Partner

Executed as a deed by
ORBIMED ASSOCIATES III, LP

By: OrbiMed Advisors LLC
Its:  General Partner

By:
    ---------------------------
Name: Carl L. Gordon
Title: Partner

The Sofinnovia Purchaser
Executed as a deed by
SOFINNOVA VENTURE PARTNERS VII, L.P.

By: Sofinnova Management VII, L.L.C.
Its: General Partner

By:
    ---------------------------
Name: James I. Healy
Title:  Managing General Partner

The Fountain Purchaser
Executed as a deed by
FOUNTAIN HEALTHCARE PARTNERS FUND 1, L.P.

By: Fountain Healthcare Partners Ltd.
Its: General Partner

By:
    ---------------------------
Name: Manus Rogan
Title: Managing Partner

The Abingworth Purchasers
Executed as a deed by
ABINGWORTH BIOVENTURES V L.P

By: Abingworth LLP
Its: Manager

By:
    ---------------------------
Name: James Abell
Title:  Partner

By:
    ---------------------------
Name:
Title:  Director/Secretary

Executed as a deed by
ABINGWORTH BIOVENTURES V
CO-INVEST GROWTH EQUITY FUND LP

By: Abingworth LLP
Its: Manager

By:
    ---------------------------
Name: James Abell
Title: Partner

By:
    ---------------------------
Name:
Title:  Director/Secretary

Executed as a deed by
ABINGWORTH BIOEQUITIES
MASTER FUND LIMITED

By:
    ---------------------------
Name: James Abell
Title:  Authorised Signatory

By:
    ---------------------------
Name:
Title:  Director/Secretary

The Other Purchasers
Executed as a deed by
STICHTING DEPOSITARY APG
DEVELOPED MARKETS EQUITY POOL

By:
    ---------------------------
Name:
Title:

Executed as a deed by
BIOMEDICAL OFFSHORE VALUE FUND, LTD.

By:   Great Point Partners, LLC, its Investment Manager

By:
    ---------------------------
Name:  Jeffrey R. Jay
Title: Senior Managing Member

Executed as a deed by
BIOMEDICAL VALUE FUND, L.P.

By:   Great Point Partners, LLC, its General Partner

By:
    ---------------------------
Name:  Jeffrey R. Jay
Title: Senior Managing Member

Executed as a deed by
VISIUM BALANCED MASTER FUND, LTD.

By:
    ---------------------------
Name: Mark Gottlieb
Title: Signatory

Executed as a deed by
OPUS POINT HEALTHCARE INNOVATIONS FUND, L.P.

By:
    ---------------------------
Name:  Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by
OPUS POINT HEALTHCARE VALUE FUND, L.P.

By:
    ---------------------------
Name:  Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by
OPUS POINT HEALTHCARE (LOW NET) FUND, L.P.


By:
    ---------------------------
Name:  Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by
OPUS POINT CAPITAL PRESERVATION FUND, L.P.

By:
    ---------------------------
Name:  Michael S. Weiss
Title: Manager of the Investment Manager

Executed as a deed by
CAPITAL VENTURES INTERNATIONAL

By:
    ---------------------------
Name:  Martin Kobinger
Title: Investment Manager

Executed as a deed by
CUMMINGS BAY CAPITAL

By:
    ---------------------------
Name:  Michael Gregory
Title: Authorised Person

Executed as a deed by
GENEVE CORP.

By:
    ---------------------------
Name:  Michael Gregory
Title: Authorised Person

Executed as a deed by
BIOHEDGE HOLDINGS LIMITED

By:
    ---------------------------
Name:  Steven Salmon
Title: President, Rosalind Advisors, Inc.

Executed as a deed by
ROSALIND CAPITAL PARTNERS, L.P.

By:
    ---------------------------
Name:  Steven Salmon
Title: President, Rosalind Advisors, Inc.

Executed as a deed by
BOXER CAPITAL LLC

By:
    ---------------------------
Name:  Chris Fuglesang
Title: Member, Counsel

Executed as a deed by
RCG PB LTD.

By:
    ---------------------------
Name:  Jeffrey C. Smith
Title: Authorized Signatory

Executed as a deed by
RAMIUS ENTERPRISE MASTER FUND LTD.

By:
    ---------------------------
Name:  Jeffrey C. Smith
Title: Authorized Signatory

Executed as a deed by
RA CAPITAL HEALTHCARE FUND, L.P.

By:
    ---------------------------
Name:  Peter Kolchinsky
Title: Manager

Executed as a deed by
BLACKWELL PARTNERS, LLC

By:
    ---------------------------
Name:  Peter Kolchinsky
Title: Manager

Executed as a deed by
SUNNINGHILL LIMITED

By:
    ---------------------------
Name:
Title: Director

By:
    ---------------------------
Name:
Title: Director

Executed as a deed by
MIDSUMMER VENTURES, LP

By:
    ---------------------------
Name:  Michael Amsalem
Title: President of General Partner, Midsummer Advisors

Executed as a deed by
MIDSUMMER INVESTMENT, LIMITED

By:
    ---------------------------
Name:  Michael Amsalem
Title: Director

-------------------------------
David Brabazon

-------------------------------
David Hurley

-------------------------------
Thomas G. Lynch

-------------------------------
Dr. Simon Kukes

-------------------------------
Eunan Maguire

-------------------------------
Anthony Russell Roberts

Executed as a deed by
LONGITUDE VENTURE PARTNERS, L.P.

By: Longitude Capital Partners, LLC
Its: General Partner

By:
    ---------------------------
Name:  Patrick Enright
Title:  Managing Director

Executed as a deed by
LONGITUDE CAPITAL ASSOCITES, L.P.

By: Longitude Capital Partners, LLC
Its: General Partner

By:
    ---------------------------
Name:  Patrick Enright
Title:  Managing Director